Exhibit 23(i)


                               ARTHUR ANDERSEN & CO.



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------



        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of the Connecticut Natural Gas Corporation Employee Savings Plan, of our report dated December 7, 1993, included in Connecticut Natural Gas Corporation's Form 10-K for the fiscal year ended September 30, 1993 and to all references to our Firm included in this registration statement.




                                           S/  Arthur Andersen & Co.
                                           -----------------------------
                                           ARTHUR ANDERSEN & CO.





   Hartford, Connecticut
   July 6, 1994

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